Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To: The Board of Directors and Shareholders of

                Sub-Urban Industries, Inc.

We consent to the use of our independent auditor’s report dated March 28, 2006 covering the financial statements of Suburban Industries, Inc., for the period from inception (March 24, 2003) to December 31, 2005 to be included in their current report on form 8-K to be filed with the Commission on or about May 15, 2006.

Pohl, McNabola, Berg & Company, LLP

May 14, 2006